Exhibit 99.1

News Release

FREYR Battery Rebrands as T1 Energy

Austin, TX and New York, NY, February 19, 2025, FREYR Battery (NYSE: FREY) (or the “Company”) is unveiling a strategic rebranding of the Company as T1 Energy Inc. (“T1”). This comprehensive rebrand includes a new company name, corporate logo, a fresh visual identity, and a forthcoming ticker symbol change to “TE” on the New York Stock Exchange. The T1 brand represents the Company’s commitment to becoming a vertically integrated U.S. solar + battery storage leader from its new corporate headquarters in Austin, Texas.

“The rebirth of our company as T1 Energy is about American energy, jobs, and advanced manufacturing. The U.S. needs domestic supply chains and manufacturing capacity to harness its abundant solar resources. T1 is committed to building that capacity,” commented Daniel Barcelo, T1’s Chairman of the Board and Chief Executive Officer. “More than 80% of new U.S. electricity capacity in 2024 was solar and batteries. T1 plans to lead in the solar and battery markets by enabling the growth in energy supply required to support AI, data centers, reshoring, and electrification - to restore American industrial capacity and leadership in future advanced industries.”

T1’s teams continue to execute the Company’s strategic plan in accordance with the timelines communicated in T1’s Q4 2024 transaction announcement. T1’s solar module production facility in Wilmer, Texas, renamed “G1 Dallas,” now employs more than 1,000 people, and the production ramp of solar modules is proceeding on schedule. Concurrently, site selection for T1’s planned U.S. solar cell manufacturing facility, which will be named “G2”, is progressing to anticipated site selection in Q1 2025 with the start of construction still targeted for mid-year 2025.

In connection with the change of the Company name to “T1 Energy Inc.”, which became effective on February 19, 2025, the Company expects that effective as of the open of business on March 3, 2025, its common stock and warrants, which trade on the New York Stock Exchange, will cease trading under the ticker symbols “FREY” and “FREY WS”, respectively, and commence trading under the ticker symbols “TE” and “TE WS”.

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About T1 Energy

T1 Energy Inc. (NYSE: FREY) is an energy solutions provider building an integrated U.S. supply chain for solar and batteries. In December 2024, T1 completed a transformative transaction, positioning the Company as one of the leading solar manufacturing companies in the U.S., with a complementary solar and battery storage strategy. Based in the U.S. with plans to expand its operations in America, the Company is also exploring value optimization opportunities across its portfolio of assets in Europe.

To learn more about T1, please visit www.T1energy.com and follow on social media.

Investor contact:

Jeffrey Spittel

EVP, Investor Relations and Corporate Development

jeffrey.spittel@T1energy.com

Tel: +1 409 599-5706

Media contact:

Amy Jaick

SVP, Communications
amy.jaick@T1energy.com

Tel: +1 973 713-5585

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Cautionary Statement Concerning Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation with respect to the Company’s operational performance and profitability (including its strategic objective to become a vertically integrated U.S. solar + storage leader), the delivery of clean, reliable energy at scale, creation of American jobs and bettering the U.S. communities in which we work, the timing of production ramp of solar modules, progress on site selection and anticipated construction for G2 and the change of the ticker symbols. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in (i) FREYR Battery, Inc.’s post-effective amendment no. 1 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on January 4, 2024, (ii) FREYR Battery, Inc.’s Registration Statement on Form S-4 filed with the SEC on September 8, 2023 and subsequent amendments thereto filed on October 13, 2023, October 19, 2023 and October 31, 2023, and (iii) FREYR Battery, Inc.’s annual report on Form 10-K filed with the SEC on February 29, 2024, and FREYR Battery, Inc.’s quarterly reports on Form 10-Q filed with the SEC on May 8, August 9 and November 12, 2024, and available on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

T1 intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on T1’s website in the ‘Investor Relations’ sections. T1 also intends to use certain social media channels, including, but not limited to, X and LinkedIn, as means of communicating with the public and investors about T1, its progress, products, and other matters. While not all the information that T1 posts to its digital platforms may be deemed to be of a material nature, some information may be. As a result, T1 encourages investors and others interested to review the information that it posts and to monitor such portions of T1’s website and social media channels on a regular basis, in addition to following T1’s press releases, SEC filings, and public conference calls and webcasts. The contents of T1’s website and other social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

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